                                                                EXHIBIT 10.50


                        SOFTWARE DISTRIBUTION AGREEMENT

This Agreement is made and entered into as of February 21st, 2001 by and between BAM Entertainment Limited whose Registered Office is located at 17 Burlington Street, Bath, BA1 2SB ("BAM") and Ubi Soft Entertainment S.A., whose Registered Office is located at 61 rue Saint Helier, Rennes 35000, France and with offices at 28 rue Armand Carrel, 93108 Montreuil sous bois, France ("Ubi Soft"); Ubi Soft and BAM being hereinafter individually referred to as "Party" or jointly referred to as the "Parties."

                                    Recitals

BAM is engaged in the business of development and production of video games for various platforms as well as distributing under license different video games. BAM has developed and is publishing several multimedia products (the "Products" hereinafter).

Ubi Soft is engaged inter alia in the distribution and sale of multimedia educational and entertainment titles in the "Territory" (as hereinafter defined).

BAM wishes to retain Ubi Soft and Ubi Soft wishes to serve as a distributor within the Territory of BAM's Products on the terms and conditions set forth in this Agreement.

Therefore, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the Parties hereto agree as follows:

1.   Definitions

In this Agreement, the following terms shall have the following meanings:

1.1 "Products" shall mean the three multimedia Products listed in Exhibit A hereof in English, French, German, Italian and Spanish languages for the NINTENDO Gameboy Color format developed and published by BAM and/or under licence to BAM, approved by NINTENDO and delivered to Ubi Soft as finished goods together with their packaging and manuals.

1.2 "Promotional Materials" shall mean any documents and materials including manuals and packaging of the Products, advertising, promotional, display and/or other such marketing materials of or concerning the Products furnished by BAM to Ubi Soft and which Ubi Soft may use in conjunction with the distribution of the Products and for promotional purposes only.

1.3 "Territory" shall mean the jurisdictions to which this Agreement applies and set forth in clause 4.

1.4 "Distribution Channels" shall mean retail distribution channels in the Territory, including without limitation distribution to retailers, wholesalers, directly to end-users, to electronic retailers, through BtoB opportunities, Bundle and sublicence to third party distributors. Products may be sold or marketed via the Internet but not transmitted, distributed or made available to download via the Internet.

1.5 "Bundle" shall mean distribution of the Products by way of marketing a copy of the Products with a personal computer, a PC peripheral (for example: video card, 3D card, sound card, etc.), a console or any other product whichever its nature, subjected to a common offer and/or offered in a common packaging.

1.6 "Working Day" shall mean 9-am to 5-pm Monday to Friday excluding bank and public holidays.

1.7 "Term" shall mean the period from the Signature Date to the date of termination (howsoever caused, including expiry of the Term) ("Termination Date") of this Agreement.


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1.9  "Signature Date" shall mean the date of signature of this Agreement or (if signed by the parties on different dates) the later of such dates.

All references to Clauses, Sub-clauses and Exhibits are to Clauses, Sub-clauses and Exhibits of this Agreement. Words importing the singular only shall include the plural and vice versa; words importing the masculine gender shall include the feminine; and words importing persons shall include corporations.


2.  Grant of Rights

2.1 BAM hereby grants Ubi Soft an exclusive license on the terms and conditions set forth in this Agreement during the Term to distribute, market and sell the Products and to manufacture and distribute the Promotional Materials throughout the Distribution Channels in the Territory;

2.2 BAM hereby grants Ubi Soft a non-exclusive license on the terms and conditions set forth in this Agreement during the Term to use BAM's trade marks or symbols as indicated herein, in connection only with the promotion and distribution of the Products.


3. Term

3.1 This Agreement shall take effect on the Signature Date and subject to the provisions of clause 12, last for a period of 2 (two) years thereafter.

If the Parties decide to renew the Term, the parties shall do so upon prior written approval only by both of the Parties.

3.2 It is hereby expressly agreed that unless the Agreement is terminated by BAM pursuant to clause 12.1, Ubi Soft shall be permitted a Sell-Off Period of 6
(six) months starting from the Termination Date, during which Ubi Soft shall be permitted to sell the Products and Promotional Materials already ordered by Ubi Soft and remained unsold at the date of such expiry.

Upon expiration of the Sell-Off Period, all remaining stock of Products and Promotional Materials included in this Agreement shall be destroyed, and a complete stock inventory of the Products together with a certificate establishing the entire stock destruction shall be delivered to BAM.

3.3 It is hereby expressly agreed that each party hereby agrees to negotiate in good faith the conditions of a consignment deal with respect to the distribution by Ubi Soft in the Territory of BAM's upcoming titles.

4. TERRITORY

The Territory covered by this Agreement is :

Albania              Czech Republic   Greece      Macedonia     Russian Federation   Turkey
Andorra              Denmark          Hungary     Malta         San Marino           Ukraine
Austria              Estonia          Iceland     Monaco        Spain                United Kingdom
Australia            Finland          Ireland     New Zealand   Slovakia             Uzbekistan
Benelux              France           Israel      Norway        Slovenia             Yugoslavia
Bosnia/Herzegovina   Georgia          Italy       Poland        South Africa
Bulgaria             Germany          Latvia      Portugal      Sweden
Croatia              Gibraltar        Lithuania   Romania       Switzerland
Cyprus

5. Copyright and Trade Mark Notices

The copyright and trade mark notices set forth in Exhibit B hereof, must appear on all Products and any promotional material promoting the sale of the Products.

6. Prices, Minimum Order Quantities and Delivery

6.1 Prices

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Ubi Soft shall pay to BAM a per-unit purchase price of [*] for each unit of the
Products ordered by Ubi Soft.

The Products will be delivered freight and duty paid, Free On Board to UBI SOFT warehouse (Route de la Gacilly, 56200 Carentoir, France).

6.2 Minimum Order Quantities

Ubi Soft shall order a minimum amount of [*] units of the Products during the Term.

6.3 Payment

Payments shall be made upon delivery of the Products to Ubi Soft' warehouse to BAM by a letter of credit the terms of which are set forth in Exhibit C hereof.

6.4 BAM shall deliver to Ubi Soft localized versions of the Products as follows:

- Fully localized English language version of the Products: Packaging, manual and in-game text in English.

- Fully localized French language version of the Products: Packaging, manual and in-game text in French.

- Partly localized German language version of the Products: Packaging and manual in German, and in-game text English.

- Fully localized Italian language version of the Products: Packaging, manual and in-game text in Italian

- Fully localized Spanish language version of the Products: Packaging, manual and in-game text in Spanish.

6.5 BAM shall carry out any localization and translation at its own costs and submit to Ubi Soft's prior written approval, such approval not to be unreasonably withheld, the localized packaging, manual and in-game text of the Products before any manufacture. Ubi Soft shall notify BAM of its approval or disapproval within 5 (five) working days from the date of BAM's submission. If Ubi Soft does not notify to BAM its approval or disapproval within 5 (five) working days, Ubi Soft shall be deemed to have given its approval.

BAM shall promptly order the Products from NINTENDO after Ubi Soft's order to enable Ubi Soft to meet the release dates set forth in Exhibit A hereof.

7. Intellectual Property Rights

7.1. Ubi Soft acknowledges that all rights, title and interest in the intellectual property in the Products including all copyrights, patents and trade secrets therein including, but not limited to, all documentation and manuals relating thereto are and shall remain the sole and exclusive property of BAM or under exclusive license to BAM. The said intellectual property in the Products shall (a) be licensed and not sold by BAM to Ubi Soft and (b) sub-licensed by Ubi Soft to its customers on terms to be approved in advance by BAM. Ubi Soft shall take all actions and execute all documents, at BAM's expense and as BAM may reasonably request, to effect the acknowledgement of ownership contained herein and to secure, maintain and defend for BAM's own benefit all rights therein.

7.2. All rights, title and interest in and to BAM's registered and unregistered trade marks pertaining to the Products ("BAM's Marks") shall be the exclusive property of BAM or its licensors. Ubi Soft: (i) shall not create a unitary composite mark involving any BAM's Marks without the prior written approval of BAM and (ii) shall display symbols and notices clearly and sufficiently indicating the trade mark status and ownership of BAM's Marks by BAM in accordance with applicable trade mark law and practice. Ubi Soft acknowledges and agrees that its utilization of BAM's Marks will not create in it, nor will it represent it has, any right, title or interest in or to such of BAM's Marks other than the licence expressly granted herein. Ubi Soft agrees not to do anything contesting or impairing the trade mark rights of BAM. Each party agrees that all use of BAM's Marks in connection with this Agreement shall inure to the benefit, and be on behalf, of BAM. Ubi Soft shall apply BAM's Marks to the Products, and which shall appear no less prominently than Ubi Soft's trade marks and/or logos. To the extent that (not withstanding the foregoing) any rights or goodwill in any of BAM's Marks accrue to Ubi Soft, Ubi Soft shall hold the same as bare trustee of BAM and shall promptly and unconditionally assign the same to BAM upon demand.

* Confidential portion omitted and filed separately with the Commission.


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8. Marketing Obligations

Ubi Soft shall at all times use reasonable commercial endeavours to market and stimulate and increase interest in the Products within the Territory. In particular and without limiting the generality of the foregoing, Ubi Soft shall at its own cost and expense:

a) maintain adequate promotional and office facilities and a trained staff within the Territory, and in particular dedicate an international marketing manager to coordinate the activities of the local marketing managers in charge of the promotion of the Products.

b) submit for BAM's prior written approval any marketing materials produced by Ubi Soft, such approval not to be unreasonably withheld. BAM shall notify Ubi Soft of its approval or disapproval within 5 (five) working days from the date of Ubi Soft's submission. If BAM does not render its approval or disapproval within 5 (five) working days, BAM shall be deemed to have given its approval.

c) maintain complete records of sales and distribution of the Products and report to BAM in writing, at Ubi Soft's sole discretion, the results of preorder collection, stock quantities and general market situation, upon BAM's request.

9. Warranties

9.1

          a) BAM warrants and represents that, subject to the provisions of clause 14, BAM has full power and authority to enter into and fully perform this Agreement;

          b) BAM warrants that BAM is the author of or has been granted the licence to distribute the Products and that the sale of the Products shall not be in any way a violation of any copyright or trade mark of any third party; and

          c) BAM warrants that during the Term, it shall not enter into any agreement that is in conflict with this Agreement.

 9.2.

          a) Ubi Soft warrants and represents that subject to the provisions of clause 14, Ubi Soft has full power and authority to enter into and fully perform this Agreement.

          b) Ubi Soft warrants that the execution of this Agreement by Ubi Soft does not violate any copyright or trade mark rights of a third party or any agreements, rights or obligation existing between Ubi Soft and any third party.

10. Mutual Indemnification in Relation to Intellectual Property Rights

Each Party agrees to indemnify and hold the other harmless from and against any and all claims, damages and liabilities whatsoever, asserted by any person or entity, arising from any action of infringement in relation to any trade mark, patent, copyright or action for passing off resulting directly or indirectly from any breach by the first Party or any of its respective employees or agents, of this Agreement or of any warranty, representation or covenant contained in this Agreement. Such indemnification shall include the payment of all reasonable attorney's fees and other costs incurred by the indemnified party in defending any such claim. The Indemnified Party shall promptly inform the indemnifying Party in writing of any such claim, demand or suit and shall fully cooperate in the defence thereof. The Indemnified Party will not agree to the settlement of any such claim, demand or suit prior to the final judgement thereon without the consent of the indemnifying Party, whose consent will not be unreasonably withheld. The indemnified party shall not by any act or omission admit liability or otherwise prejudice or jeopardise the indemnifying party's actual or potential defence to any claim. The said indemnity is subject to the indemnified party's duty to mitigate all of its said costs, expenses, damages or liabilities.

11. Confidentiality and Non-Disclosure


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
Each Party undertakes to keep and treat as confidential and not disclose to any third party any information relating to the business or trade secrets of the other, including but not limited to information relating to the Product, nor make use of such information for any purpose whatsoever other than for the purposes of this Agreement. This undertaking shall survive the Termination Date for a period of two (2) years.

12.  Termination

12.1. This Agreement may be terminated immediately by either Party ("the first Party") by written notice to the other Party (in which case all rights granted to Ubi Soft shall cease and revert back to BAM) if:

          a) The other Party commits a breach of any of its obligations or undertakings hereunder and falls within 30 (thirty) business days of having received written notice to that affect from the first Party to remedy the same;

          b) The other Party shall convene a meeting if its creditors or if a proposal shall be made for a voluntary arrangement within applicable laws or a proposal for any other composition scheme or arrangement with (or assignment for the benefit of) its creditors or if the other Party shall be unable to pay its debts, or if a trustee, receiver, administrative receiver, or similar officer is appointed in respect of all of any part of the business or assets of the other or if a petition is presented or a meeting is convened for the purpose of considering a resolution or other steps are taken for the winding up of the other or for the making of an administration order (otherwise than for the purpose of an amalgamation or reconstruction) or if the other Party takes or suffers any similar step or procedure under the laws of any part of the Territory.

12.2 The termination of this Agreement shall be without prejudice to the rights of the parties accrued up to the date of such termination.

12.3 There shall survive the Termination Date:

     (a)  clauses 1, 3.2, 7, 10, 11, 12.2, 12.3, 13, and 22; and

     (b) any other provision of the Agreement whose terms or context requires its survival.

13.  Notices

13.1 All notices required or permitted by the Agreement shall be in writing and sent by first class letter, by facsimile or email or delivered by hand on a Working Day (with confirmation copy sent simultaneously by first class mail) to the receiving party at their principal office address as written above. Either party may alter its address by giving notice as aforesaid.

13.2 Any such notice shall be deemed to be duly served:

     a) if delivered personally, on the date of delivery or, if not a Working Day, on the next Working Day;

     b) If sent by first class mail, 2 (two) Working Days following the date of posting; and

     c) if sent by facsimile or email, at the time of transmission, provided it is made on a Working Day and that a copy is sent by first class post before 5:30 pm on the same day.

14.  Force Majeure

14.1 Neither party shall be under any liability to the other or any other party in any way whatsoever for destruction, damage or delay arising out circumstances beyond its reasonable control, including but not limited to war, rebellion, civil commotion, strikes, lock-outs and industrial disputes, fire, theft, explosion, earthquake, act of God, flood, drought or bad weather, the unavailability of deliveries, supplies, products, disks or other media or the requisitioning or other act or order by any government


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

      department, council or other constituted body. Notwithstanding the foregoing, each party shall use all reasonable endeavours to continue to perform, or resume performance of, such obligations hereunder for the duration of such force majeure.

14.2 If either party is affected by force majeure, it shall promptly notify the other in writing of the nature and extent of the circumstances in question, and the length of time for which it is estimated such circumstances shall subsist.

14.3 In the event that either party is affected by force majeure for a period of more than ninety (90) days the other party may terminate this Agreement upon written notice to the first party.


15. Partial Ineffectiveness (Severability)

If any term or provision of this Agreement, shall be held by any judicial, arbitral, regulatory or other public authority of competent jurisdiction to be illegal, invalid, void, voidable or unenforceable it will to that extent omitted and the validity or enforceability of the remainder of this Agreement shall not be affected.

16. Assignment

16.1 Ubi Soft may not assign all or part of this Agreement without the prior written consent of BAM which BAM may not unreasonably withhold.

16.2 BAM may not assign this Agreement or any part hereof without the prior written consent of Ubi Soft which Ubi Soft may not unreasonably withhold.

16.3 Neither party may sub-contract or delegate any of its obligations under this Agreement without the prior written consent of the other party. No delegation or sub-contracting by either party of any of its obligations hereunder shall relieve it of its primary obligations hereunder to the other.

17. Entire Agreement

This Agreement supercedes any arrangements, undertakings, understandings, promises or agreements made or existing between the parties hereto regarding the same purpose prior to or simultaneously with this Agreement (other than the Non Disclosure Agreement entered into by the Parties on February 21st 2001) and constitutes the entire understanding between the parties hereto.

18. Headings

The clause headings in this Agreement are inserted for ease of reference only and shall not affect the construction or interpretation of this Agreement.

19. Relationship Between BAM and Ubi Soft

It is agreed and understood that neither Party is the agent or representative of the other Party and has no authority or power to bind or contract in the name of or to create any liability against the other Party in any way or for any purpose. Nothing herein contained shall be construed to create a partnership or joint venture between the parties.

20. Waiver

The failure by either party to enforce at any time or for any period any one or more of the terms or conditions of this Agreement shall not be a waiver of them or of the right at any time subsequently to enforce all terms and conditions of this Agreement.

21. Alteration of Agreement

No alteration, modification or addition to this Agreement nor any waiver of any of the terms hereof shall be valid unless made in writing and signed by the duly authorized representatives of both parties.

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22. GOVERNING LAW

This Agreement shall be governed by the laws of England and Wales shall be submitted in case of any dispute to the exclusive jurisdiction of the Courts of England and Wales.


duly authorised for and on behalf of       duly authorised for and on behalf of
Ubi Soft Entertainment SA                  BAM Entertainment Limited

/s/ YVES GUILLEMOT                         /s/ ANTHONY WILLIAMS
------------------------------------       -------------------------------------
Yves Guillemot, President                  Anthony Williams, Director



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                             EXHIBIT A -- PRODUCTS


TITLE                                            FORMAT              RELEASE DATE
-----------------------------------------------------------------------------------
PowerPuff Girls: Bad Mojo Jojo                   Game Boy Color      April 30, 2001
PowerPuff Girls: Paint the Townsville Green      Game Boy Color      April 30, 2001
PowerPuff Girls: Battle Him                      Game Boy Color      July 1st, 2001
-----------------------------------------------------------------------------------


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                  EXHIBIT B - COPYRIGHT AND TRADEMARK NOTICES

1.   (C) BAM ENTERTAINMENT LIMITED 200[ ]. ALL RIGHTS RESERVED. WARNING:
     THE DOING OF AN UNAUTHORIZED ACT IN RELATION TO A COPYRIGHT WORK MAY RESULT IN BOTH A CIVIL CLAIM FOR DAMAGES AND CRIMINAL PROSECUTION.

2.1  (R) REGISTERED TRADE MARK OF BAM ENTERTAINMENT LIMITED NUMBER [ ]

     OR

2.2  TM: TRADE MARK OF BAM ENTERTAINMENT LIMITED





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                     EXHIBIT C - TERMS OF LETTER OF CREDIT

                                    [INSERT]




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